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April 23, 1992

Mr. James A. Umphryes
Executive Vice President
Monument Mortgage, Inc.
1850 Mt. Diablo Blvd. Suite 650
Walnut Creek, CA 94596

Dear Mr. Umphryes:

We are pleased to inform you that Monument Mortgage Inc. is now an approved
Fannie Mae lender for first mortgages. An executed copy of the Mortgage Selling and Servicing Contract is enclosed for your records.

The following Lender Identification Number has been assigned to your firm for use in your dealings with Fannie Mae.

Lender Identification Number: 22328-000-5

If you need additional  information on our programs,  contact Scottie
Riddell of
our  Lender  Administration   Department  or  Sandy  Stocker  of  our
Marketing
Department.

Our staff welcomes you as a participant in our programs and looks forward to a pleasant relationship with your firm.

Sincerely,


Laddie A. Schmidtbauer
Vice President
Quality Control/Operations
Western Regional Office

BS: jd